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                                                                    EXHIBIT 10.5

                          TECHNICAL SERVICES AGREEMENT
                       (ILLINOIS COALBED METHANE PROJECT)

      THIS TECHNICAL SERVICES AGREEMENT ("AGREEMENT") is made and effective this 31st day of March, 2005, (the "EFFECTIVE DATE") by and between

      BPI INDUSTRIES INC., a British Columbia, Canada corporation, BPI INDUSTRIES (USA), INC., a Nevada corporation, and METHANE MANAGEMENT, INC., an Ohio corporation, (collectively "BPI"), all having offices at 30775 Bainbridge Road, Suite 280, Solon, Ohio 44139

      and

      BHP PETROLEUM (EXPLORATION) INC., a Delaware corporation ("BHPB"), having an address at 1360 Post Oak Blvd., Suite 150, Houston, Texas 77056-3020.

                                  INTRODUCTION

A. BPI intends to engage BHPB to provide certain technical services, support and advice for its Illinois Coalbed Methane Project. The Project and the Project Area are more particularly described in Exhibit A attached to this Agreement. The nature of the technical services, support and advice required by BPI are described in Exhibit A and referred to herein as the "SERVICES".

B. BPI owns or controls certain coalbed methane mineral rights situated in the Project Area and will grant to BHPB a permission of access to the Project for the following purposes: (i) providing the Services (as hereinafter defined), (ii) reviewing operations carried out on the Project, (iii) reviewing the results obtained from the Services, and (iv) evaluating the Project for purposes of a possible transaction between the parties.

C. BHPB and its affiliated companies have certain proprietary technology, trade secrets, know-how, technical information, data, formulae, and processes directed to drilling, commissioning, and operation of mineral extraction and beneficiation of coalbed methane (the "BHPB TECHNOLOGY"). The BHPB Technology expressly excludes BHPB's proprietary Tight Radius Drilling technology.

D. BHPB wishes to provide the Services and make the BHPB Technology available to BPI and provide the Services at no cost to BPI, and BPI wishes to grant to BHPB those rights described in Section 3, subject to the terms of this Agreement.

For and in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, BPI and BHPB agree as follows:

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                               GENERAL PROVISIONS

1.    SERVICES TO BE PROVIDED

1.1 BHPB will provide the Services more particularly described in Exhibit A (SCOPE OF WORK). Exhibit A is made a part of this Agreement and the scope of work described in Exhibit A shall be referred to as the "Services".

1.2 BHPB shall prepare and deliver to BPI reports of BHPB's findings and recommendations.

1.3 BHPB shall keep BPI informed of the progress and status of the Services. Unless otherwise provided in Exhibit A or instructed by BPI's Representative, BHPB shall diligently perform the Services continuously and without suspension until completed. BHPB shall perform the Services as expeditiously as commercially and reasonably possible.

1.4 The Services shall be provided, findings obtained, and recommendations prepared in accordance with accepted standards in the industry and profession to which the Services relate. Notwithstanding anything contained herein to the contrary, BHPB makes no warranty, express or implied, in connection with the Services or the BHPB Technology. NO WARRANTIES OR INDEMNITIES BY BHPB, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SHALL BE IMPLIED. NO WARRANTY IS MADE BY BHPB, EXPRESS OR IMPLIED, AS TO THE SCOPE, VALIDITY, OR USEFULLNESS OF THE BHPB TECHNOLOGY, OR AS TO BPI'S OR ANYONE'S ABILITY TO UNDERSTAND, USE, OR COMMERCIALIZE THE BHPB TECHNOLOGY.

1.5 The provisions of this Agreement are intended for the sole benefit of BPI and BHPB and there are no third-party beneficiaries.

1.6 BHPB shall provide the Services as an independent contractor. BHPB's employees shall at all times be under BHPB's direction and control. BHPB shall select the means and method of providing the Services.

1.7 Nothing herein shall imply a relationship of employment, agency, association of persons, partnership or joint venture between BPI and BHPB. BHPB shall not indicate or represent to any third party that BHPB is an employee or agent of BPI. BHPB shall have no authority to commit BPI to any third party. BHPB shall be responsible for all taxes and benefits for itself, its employees, and all subcontractors, including state and federal withholding, self-employment, and social security taxes, unemployment insurance, and workmen's compensation insurance.

1.8 BPI will furnish to BHPB data and other information which will be the basis upon which BHPB will provide the Services. BHPB shall be entitled to rely upon the accuracy of information or data provided to it by BPI in connection with the Services.

1.9 BPI shall determine the work program during the term of the Technical Services Agreement in consultation with BHPB. BPI shall solely fund the work program

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      excluding BHPB's Services. BPI shall be responsible for obtaining all permits that may be required for BHPB to provide the Services.

2.    TERM

2.1 This Agreement shall commence on the Effective Date and shall continue in effect until September 30, 2006 (the "Term") , unless sooner terminated or extended as provided herein.

2.2 BHPB may elect to extend the Term for additional periods of 6 months each by providing BPI written notice of BHPB's election not less than 30 days before the expiration of the current Term or extended Term.

2.3 BHPB may terminate this Agreement upon 90 days' prior written notice to BPI at the addresses listed in Article 12 (NOTICES). Upon such early termination by BHPB, the grant of access and the grant of right of first refusal and grant of stock appreciation rights made under Section 3 would terminate and BHPB would have no further right or obligation under this Agreement.

2.4 BPI may terminate this Agreement upon Default (as hereinafter defined) by BHP, in accordance with Article 15 (DEFAULT), by providing written notice to BHPB at the addresses listed in Article 12 (NOTICES). This Agreement shall terminate upon the occurrence of a Major Transaction (as hereinafter defined) between BPI and a party other than BHPB or its nominated affiliate.

3.    RIGHT OF FIRST REFUSAL AND GRANT OF STOCK APPRECIATION RIGHTS

3.1 BPI hereby grants to BHPB an exclusive "RIGHT OF FIRST REFUSAL". This Right of First Refusal shall expire on September 30, 2006. If a third party seeks, offers, agrees or proposes (whether publicly or otherwise) to acquire a Majority of the Economic Interest in BPI, in one transaction or series of transactions, whether through an acquisition of securities, rights or options to acquire securities (or any beneficial interest therein), through a merger, business combination or tender, takeover bid or exchange offer, or otherwise (being referred to herein as a "MAJOR TRANSACTION"), BPI shall first offer, by written notice, such interest to BHPB on the terms to be offered to or accepted from such third party, with all such terms fully described and including the financial value of any non-cash consideration specified.

      For purposes of this Section 3.1, "MAJORITY OF THE ECONOMIC INTEREST" in BPI means a direct or indirect beneficial interest in (i) securities of BPI having a majority of the economic value of the all securities of BPI then outstanding or (ii) assets of BPI having a majority of the economic value of the rights comprising the Project.

      If BHPB does not elect within 30 days of receiving such offer to accept the same, BPI shall be entitled for the next 6 months to transfer the offered interest to such third party on the same terms without further obligation to BHPB, and if such interest is not

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      transferred within said 6 month period, the obligation to offer such interest to BHPB shall again be applicable.

3.2 As consideration for BHPB entering into this Agreement, BPI shall issue and deliver to BHPB 4,000,000 Stock Appreciation Rights ("SAR'S") on or before 3 days after the Effective Date:

      (a) The SAR's will be valued so as to equal to the number of SAR's multiplied by the difference between the market price of BPI common stock on the date of exercise and the market price on March 31, 2005.

      (b) The right of BHPB to exercise any SAR must be in conjunction with BHPB and BPI entering into a Major Transaction with one another, or their designated nominees.

      (c) The right of BHPB to exercise any SAR is limited to the Term (and any extension) and for an additional period of 6 months after expiration of the Term (and any extension). The SAR's shall terminate upon a Default (being defined in Article 15) by BHPB, in accordance with Article 15 (DEFAULT) or upon a Major Transaction between BPI and a third party, in accordance with Section 3.1.

      (d) BPI shall issue and deliver to BHPB an additional 2,000,000 SAR's upon the commencement of the first 6 month extension of the Term.

      (e) The SAR's shall be convertible to cash or, at BHPB's election, as a credit for the consideration payable by BHPB to BPI in connection with a Major Transaction between BPI and BHPB.

      (f) If BPI issues a stock dividend or increases the number of shares outstanding as a result of a stock split, then the SAR's issued and delivered to BHPB shall be increased on a prorata basis.

4.    COSTS

      BHPB shall provide the Services at no cost to BPI.

5.    EXCLUSIVITY

      Commencing on the Effective Date and continuing until 6 months following expiration of the Term (and any extension of the Term), neither BHPB nor any of its affiliates shall enter into any agreement to provide technical assistance to a coalbed methane or coalmine methane operator within the Project Area (being described in Exhibit A), or to acquire a direct or indirect interest in any coalbed methane or coal mine methane assets located within the Project Area without the prior written consent of BPI. Notwithstanding anything contained herein to the contrary, the parties expressly acknowledge and agree that should BHPB or any of its affiliates (whether being an affiliated company under BHP Billiton Ltd. or BHP Billiton Plc) wish to acquire an equity interest in any company or venture (the "TARGET") that holds mineral rights within the Project Area, BHPB may immediately terminate this Agreement and this Article 5

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      shall have no further effect, provided that such mineral rights do not constitute a majority of the economic value of the rights and economic interests comprising the Target.

6.    REPRESENTATIVES

6.1   BPI's Representative(s) for the Project shall be: James G. Azlein.

6.2 BPI may appoint additional or substitute Representatives by providing written notice to BHPB.

6.3   BHPB's Representative(s) for the Project shall be: Rohan Gillespie.

6.4 BHPB may appoint additional or substitute Representatives by providing written notice to BPI.

7.    COMPLIANCE WITH LAWS

7.1 Each of BHPB and BPI shall comply with all applicable laws, codes, rules, regulations and safety requirements which may apply to their respective activities.

8.    INDEMNITY AND RISK

8.1 BHPB shall defend, indemnify, and hold BPI free and harmless from and against any and all losses, claims, liens, demands, liabilities and causes of action, including reasonable attorneys' fees, resulting from BHPB's negligent acts in the provision of the Services ("LOSSES"), to the extent such Losses are attributable to BHPB.

8.2 BPI shall defend, indemnify, and hold BHPB free and harmless from and against any and all losses, claims, liens, demands, liabilities and causes of action, including reasonable attorneys' fees, resulting from BPI's negligent acts under this Agreement ("LOSSES"), to the extent such Losses are attributable to BPI.

8.3 As between BPI and BHPB, BHPB assumes responsibility for any damage, loss, or destruction to all equipment, machinery, tools, supplies and materials owned, leased, or used by BHPB that are used or are to be used in the provision of the Services.

8.4 Notwithstanding any other provisions of this Agreement to the contrary, neither BPI nor BHPB shall be liable under this Agreement or under any cause of action relating to the subject matter of this Agreement whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution or any other cause of action for special, indirect, incidental or consequential losses or damages including loss of profits, use opportunity, or loss of revenues suffered by the other party.

8.5 BHPB shall defend, indemnify, and hold BPI free and harmless from and against any and all claims arising from an infringement or improper appropriation or use by BPI of any domestic or foreign patents or other non-patent intellectual property rights of third parties resulting from BHPB's provision of Services or the use of BHPB's Technology under this Agreement; provided that BHPB was the exclusive provider of horizontal drilling (other

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      than Approved Subcontractors) to BPI at the time any such claim arises.
      BHPB shall have sole authority for the control of the defense of any and all such claims.

8.6 Each of BHPB's and BPI's aggregate liability to the other party under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, warranty, tort (including negligence), strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, shall in no event exceed the sum of: (i) the proceeds of insurance, (ii) the insuring Party's responsibility for insurance deductibles, and (iii) $10,000; subject to BHPB's obligation to indemnify BPI in accordance with Section 8.5.

9.    INSURANCE

9.1 Each party (the "INSURING PARTY") will provide investigation, defense, and protection for the other party against any claims and liability for damage, loss, or expense arising from damage to property or injury or death of any person arising in any way out of, in connection with, or resulting from the activities performed by the insuring party on the Project. During the term of this Agreement, each party will be self insured for or alternatively obtain and keep in force comprehensive general liability insurance with a limit of liability of not less than $5,000,000 combined, single limit, per occurrence. Within ten (10) days after the Effective Date, each party will deliver an acknowledgement of self insurance or a certificate of such insurance naming the other party as an additional insured. The certificate shall provide for a thirty (30) day notice of the cancellation or material modification of such insurance.

10.   CONFIDENTIALITY

10.1 The BHPB Technology, BPI development and production data, together with all strategic plans, business plans, data, trade secrets, know-how, business records, project records, business manuals, policies and procedures and other non-public information (herein referred to as "CONFIDENTIAL INFORMATION") which are made available from one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY") or which the receiving party may have access to by reason of this Agreement, shall be kept confidential by the receiving party, who shall not disclose the same to any third person directly or indirectly, except upon the prior written consent of the disclosing party. The parties expressly acknowledge and agree that BHPB is not providing to BPI any license to use the BHPB Technology. Rather, BHPB is making the BHPB Technology available to BPI in conjunction with the Services provided by BHPB during the Term and subject to the conditions of this Agreement. Nothing herein shall preclude BPI, it employees, agents or "Approved Subcontractors" from disclosing any information necessary for the purposes of conducting exploration, development, or production related to activities in the Project Area. "APPROVED SUBCONTRACTORS" means (i) a subcontractor that has signed a customary confidentiality agreement or (ii) otherwise approved by both BHPB's Representative and BPI's Representative.

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10.2  Each party acknowledges that if it breaches its obligation of confidentiality it will cause irreparable harm to the other party and that monetary damages would not be an adequate remedy for that loss.

10.3 By signing this Agreement, each party confirms and agrees that it and its agents, representatives, and employees will not disclose or release Confidential Information to any third party, except as required by law, without the prior consent of the non-disclosing party, provided, however, that such Confidential Information may be disclosed to a party's officers, employees, consultants, and representatives whom such party determines need to know such Confidential Information for the purpose of evaluating a possible transaction among the parties.

10.4 Neither BPI nor BHPB shall issue or cause to be issued any public news release concerning this Agreement or the subject matter of this Agreement without first providing the other party a copy of the proposed news release and not less than 2 business days in which to make recommended changes to the proposed news release. Reasonable changes to the proposed news release will be incorporated. If no comments are provided within 2 business days of having been provided a copy of the proposed news release, then the proposed news release may be issued without further delay.

11.   HEALTH, SAFETY, ENVIRONMENT AND COMMUNITY POLICY

11.1 BHPB shall, and shall ensure that all BHPB's personnel, at all times strictly observe and comply with BHPB's health, safety, environmental and community policies and fatal risk protocols.

11.2 BPI shall, and shall ensure that all BPI's personnel, at all times conduct work in a manner that is consistent with BHPB's health, safety, environmental and community policies and fatal risk protocols.

12.   NOTICES

12.1 Any notification to be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or left at or sent by registered or certified mail or its equivalent to the other party or sent by facsimile transmission at its address set forth below:

            If to BPI:           James G. Azlein, President
                                 BPI Industries Inc.
                                 30775 Bainbridge Road, Suite 280
                                 Solon, Ohio 44139

            Phone:               (440) 248-4200
            Fax:                 (440) 248-4240
            Email:               jazlein@bpi-industries.com

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        Copy to:     James R. Carlson
                     Thompson Hine LLP
                     3900 Key Tower
                     127 Public Square
                     Cleveland, Ohio 44114

        Phone:       (216) 566-5556
        Fax:         (216) 566-5800
        Email:       jim.carlson@thompsonhine.com

        If to BHPB:  Rohan Gillespie, Vice President and Chief Operating Officer
                     BHPB Billiton Coal Bed Methane
                     180 Lonsdale Street
                     Melbourne, Victoria, Australia

        Phone:       61 3 9609 3413
        Fax:         61 3 9609 3611
        Email:       rohan.Gillespie@bhpbilliton.com

        Copy to:     BHP Billiton Legal Department
                     1360 Post Oak Blvd., Suite 150
                     Houston, TX 77053-3020

        Fax:         713-961-8507

13.   ASSIGNMENT AND SUBCONTRACTING

      BHPB shall not assign or subcontract any of its rights, duties, or obligations under this Agreement to a third party that is not an affiliate of BHPB (whether being an affiliated company under BHP Billiton Ltd. or BHP Billiton Plc), without the prior consent of BPI.

14.   GOVERNING LAW

14.1 Any disputes between the parties relating in any way to this Agreement shall be governed by the substantive law of New York, without regard for any conflict of laws or choice of laws rules or principles that would permit or require the application of the laws of any other jurisdiction.

15.   DEFAULT

      Any material deviation from, or failure diligently to execute, the Services shall be considered a material breach by BHPB of this Agreement (a "DEFAULT").

      BHPB shall not be deemed to be in Default hereunder until BPI shall first have given to BHPB written notice of the alleged Default, specifying with particularity the circumstances of the default. If the Default is capable of being cured, BHPB shall have a period of sixty (60) days from and after receipt of such notice in which to cure the

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      default, or in the event that such Default cannot be cured within sixty
      (60) days to initiate and diligently pursue steps to correct the Default, failing which BPI shall have the right to terminate this Agreement. Should BHPB dispute in good faith the existence of the Default, then this Agreement shall not terminate unless a final decision of arbitrators determines that a Default exists and, if the Default can be cured, BHP does not immediately initiate and diligently pursue steps to cure the Default.

16.   ARBITRATION

16.1 In the event that any dispute may arise, the Parties shall first seek to resolve any disputes by negotiations between senior executives who have authority to settle the controversy.

      (a) Notification. When a Party believes there is a dispute relating to the Agreement, the Party will give the other Party written notice of the dispute.

      (b) Meeting Among Senior Executives. The senior executives shall meet at a mutually acceptable time and place within thirty (30) days after the date of the notice to exchange relevant information and to attempt to resolve the dispute. If a senior executive intends to be accompanied at a meeting by an attorney, the other Party's senior executive shall be given at least three (3) business days' notice of such intention and may also be accompanied by an attorney.

      (c) Confidentiality. All negotiations are confidential and shall be treated as compromise and settlement negotiations under the United States Federal Rules of Evidence.

16.2 If a dispute has not been resolved within sixty (60) days after the original notice of a dispute, then either Party may initiate arbitration proceedings. Notwithstanding the above provisions, if either Party deems that time is of the essence in resolving the dispute, it may initiate arbitration and seek interim measures under Section 16.11, if appropriate, and then comply with the requirements for negotiations and mediation as long as they are fully completed before the commencement of the final hearing on the merits in the arbitration proceeding.

16.3 Any dispute, controversy or claim, of any and every kind or type, whether based on contract, tort, statute, regulations, or otherwise, arising out of, connected with, or relating in any way to this Agreement, the relationship of the Parties, the obligations of the Parties or the operations carried out under this Agreement, including without limitation, any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, shall be settled through final and binding arbitration, it being the intention of the Parties that this is a broad form arbitration Agreement designed to encompass all possible disputes among the Parties relating to the project that is the subject of the Parties' agreement.

16.4 The arbitration shall be conducted in accordance with the Arbitration Rules of the American Arbitration Association ("AAA") as in effect on the date of commencement of the arbitration proceeding.

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16.5  The arbitration shall be conducted and finally settled by a sole arbitrator jointly selected by the parties. If the parties fail to agree on the arbitrator within thirty (30) days after the initiation of the arbitration, then the AAA shall appoint the arbitrator.

16.6 Unless otherwise agreed by all parties to the arbitration, the situs of the arbitration under this Agreement shall be in New York City, New York, United States. The arbitration proceedings shall be conducted in the English language.

16.7 The arbitrator shall be and remain at all times wholly impartial and shall provide the Parties with a statement that he can and shall decide the case impartially. The arbitrator shall not have any financial interest (directly or indirectly) in the dispute or any financial dependence (directly or indirectly) upon any of the Parties. The arbitrator shall be knowledgeable of the mining industry or the law applicable to such business.

16.8 The arbitrator is authorized to award costs and attorneys' fees or allocate them between the Parties, and the costs of the arbitration proceeding shall be borne in the manner determined by the arbitrator.

16.9 Penal, punitive, treble, multiple, consequential, incidental or similar damages may not be recovered or awarded.

16.10 Judgment on the award of the arbitral tribunal may be entered by any court of competent jurisdiction.

16.11 The arbitrator may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures the parties agree may be immediately enforced by the arbitrator or by court order. Hearings on requests for interim measures may be held in person, by telephone or by video conference, and requests for relief, responses, briefs or memorials may be sent to, and orders or awards received from, the arbitrator by facsimile or other similar means which include a confirmation of delivery. Prior to the appointment of the arbitrator and thereafter as necessary to enforce the arbitrator's rulings or in the absence of the jurisdiction of the arbitrator to rule on interim measures in a given jurisdiction, any party may apply to a court for interim measures, and the parties agree that seeking and obtaining such measures shall not waive the right to arbitration.

17.   COUNTERPARTS

17.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

18.   ENTIRE AGREEMENT

18.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings as between the parties and their related companies, and may only be amended in writing signed by both parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
Effective Date.

BHPB:                                  BPI

By:______________________              By:________________________
Name:                                  Name:  James G. Azlein
Title:                                 Title:  President

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                                    EXHIBIT A

                                  SCOPE OF WORK

1.    PROJECT NAME: Illinois Coalbed Methane Project.

2. PROJECT: Any and all rights BPI possesses (now or hereafter acquired) during the term of this Agreement in coalbed methane and coal mine methane in the Project Area.

3. PROJECT AREA: Illinois Basin, being generally depicted in the map attached hereto as Exhibit A-1.

4.    SCOPE OF WORK:

   a) To support BPI as operator to conduct 3 MRD pilots (which is intended to include 3 single seam laterals), associated exploration/appraisal, and subsequent development and production.

   b) To provide an assessment of the application of BHPB's Tight Radius Drilling ("TRD") technology to BPI's Project; and to provide a field test of the TRD technology within the BPI Project area if and when BHPB is satisfied that BHPB's TRD technology is proven to be commercially and technically viable; subject to Section 5 below.

   c) To support BPI in reaching agreement with Drummond on a mine degassing services agreement and to participate with BPI in any such negotiations with Drummond.

   d) To involve BHPB geology, drilling, reservoir engineering, HSEC, commercial and development personnel on a part time basis to the extent commercially reasonable in relation to the Services set forth in Section 4(a), 4(b) and 4(c) and any other work plan mutually agreed upon by the parties.

5.    OTHER PROVISIONS

      BHPB's TRD technology is not in any way included within the scope or definition of BHPB Technology, which is the subject of this Agreement. The applicability and possible use of BHPB's TRD technology shall be subject to the results of further testing and development of the technology by BHPB and a mutually acceptable agreement to be negotiated and entered into between the parties, or their nominees. Notwithstanding anything contained herein to the contrary, BHPB shall have no obligation to negotiate any agreement with BPI in connection with the BHPB TRD technology. Any such agreement shall provide that BHPB be reimbursed for its direct costs (which shall not include BHPB personnel, travel or lodging costs) in testing and implementing the BHPB TRD technology. Any such agreement shall be subject to BHPB's obligations under existing TRD technology agreements and provide that BHPB may make BHPB's TRD technology available to BPI on a reasonable endeavors basis in the form of field trials during the commercialization period of the technology.

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      Provided BHPB is satisfied that BHPB's TRD technology is proven to be commercially and technically viable, BHPB shall offer BPI a right of first refusal to use BHPB's TRD technology within the Project Area and on mutually acceptable terms for the Term of this Agreement (and any extension of the Term).

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                                   EXHIBIT A-1

                             MAP OF THE PROJECT AREA

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                                     [MAP]

  A2 RESOURCE ASSESSMENT OF THE SPRINGFIELD, HERRIN, DANVILLE, AND BAKER COALS
                             IN THE ILLINOIS BASIN